Exhibit 99.1

Greenland Mines Announces Proposed Public Offering

CHARLOTTE, N.C., Aug. 25, 2026 (GLOBE NEWSWIRE) -- via IBN – Greenland Mines Ltd (Nasdaq: GRML) (“Greenland Mines” or the “Company”), a Western-aligned critical minerals developer, today announced that it intends to offer shares of its common stock (or common stock equivalents in lieu thereof) in a public offering. All of the securities to be sold in the offering are to be offered by Greenland Mines. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The Company currently intends to use the net proceeds from the offering together with its existing cash and cash equivalents to fund the acquisition of the Sarfartoq Nd-Pr Rare Earth Element Project, working capital and other general corporate purposes.

The securities will be offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-288533), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 7, 2025, and declared effective by the SEC on July 25, 2025. A preliminary prospectus supplement will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus, when available, may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Greenland Mines Ltd

Greenland Mines Ltd is a Nasdaq-listed company with two operating divisions: (1) Mining, focused on the exploration and development of the Skaergaard Project in southeast Greenland and, subject to closing of the previously announced transaction, the Sarfartoq neodymium-praseodymium (Nd-Pr) rare earths project in southwest Greenland; and (2) Biotech, including Klotho’s KLTO-202 primary indication for ALS. The Company’s strategy is centered on building a multi-asset platform with exposure to rare earth magnet materials, precious metals, and select midstream processing opportunities, while advancing its broader North Atlantic Critical Metals Corridor vision linking Greenland resources with allied downstream jurisdictions and industrial infrastructure.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “potential,” “could,” “may,” “will,” “should,” “estimate” and similar expressions. These forward-looking statements include, but are not limited to, statements regarding (i) the closing of the previously announced acquisition of NNSR; (ii) the timing and outcome of the Sarfartoq exploration license transfer and related governmental approvals; (iii) the Company’s plans to advance an updated Initial Assessment for Sarfartoq; (iv) the anticipated benefits of the hybrid mining scenario and the Project’s development pathway; and (v) the Company’s broader strategy and activities in Greenland.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to, risks and uncertainties related to: risks associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and uncertainties related to the size, timing, completion, and use of proceeds from the proposed offering, the Company’s ability to successfully complete the previously announced acquisition of Sarfartoq; the timing, outcome and requirements of governmental and regulatory processes in Greenland, including approval under Section 69 of the Greenland Mineral Activities Act; the Company’s ability to obtain necessary approvals and third-party consents; exploration, development and metal price risks; the Company’s ability to implement its broader business plans and meet or exceed its financial or operational projections; and other risks and uncertainties described in the documents filed or to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) from time to time. Mineral resource estimates are not mineral reserves and do not have demonstrated economic viability; there is no guarantee that any part of the mineral resources described in this release will be converted to mineral reserves.

Readers should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required under applicable law.

Investor Contact and Corporate Communications:

ir@greenlandmines.com

Website: www.greenlandmines.com

Corporate Communications:

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